SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 11, 2010

RAFAELLA APPAREL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-138342	20-2745750
(State or other jurisdiction of formation)	(Commission File Number)	(IRS Employer Identification No.)

1411 Broadway

New York, New York 10018

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (212) 403-0300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 8.01              Other Events.

On June 11, 2010, Rafaella Apparel Group, Inc. (the “Company”) entered into an Equity Incentive Plan Award Agreement with John Kourakos, Chairman of the Board, granting Mr. Kourakos an option to purchase up to 111,111 shares of common stock of the Company, exercisable for $5.33 per share.  Mr. Kourakos’ option vests as follows: 73,327.28 on the grant date of May 21, 2010, 10,005.97 on October 1, 2010, and the remaining 27,777.75 on October 1, 2011.

On June 11, 2010, the Company also entered into an Equity Incentive Plan Award Agreement with Lance D. Arneson, the Company’s Chief Financial Officer, granting Mr. Arneson an option to purchase up to111,111 shares of common stock of the Company, exercisable for $5.33 per share.   Mr. Arneson’s option vests as follows: 15,559.83 on the grant date of May 21, 2010, 12,217.92 on November 2, 2010, and the balance in three (3) equal annual installments, 27,777.75 each vesting on the successive anniversaries of the May 21st grant date.

The foregoing summary of each of Mr. Kourakos’ and Mr. Arneson’s Equity Incentive Plan Award Agreements does not purport to be complete and are qualified in their entirety by the Equity Incentive Plan Award Agreements, which are attached hereto as Exhibits 10.42 and 10.43, respectively, and incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits.

(d)	The following is filed as an Exhibit to this Current Report on Form 8-K:

	10.42	Rafaella Apparel Group, Inc. Equity Incentive Plan Award Agreement between the Company and John Kourakos.

	10.43	Rafaella Apparel Group, Inc. Equity Incentive Plan Award Agreement between the Company and Lance D. Arneson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant’s behalf.

Rafaella Apparel Group, Inc.

By:	/s/ Christa Michalaros
Christa Michalaros
Chief Executive Officer

Dated:  June 17, 2010